EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8, of our report dated July 8, 2004, relating to the financial statements of Patriot Scientific Corporation, appearing in the Company’s Annual Report on Form 10-KSB for the year ended May 31, 2005. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Nation Smith Hermes Diamond

San Diego, California
June 16, 2006